UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

CARRIER GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard

Palm Beach Gardens, Florida 33418

(Address of principal executive offices, including zip code)

(561) 365-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange
4.125% Notes due 2028	CARR28	New York Stock Exchange
4.500% Notes due 2032	CARR32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5—Financial Information

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2025, the Board of Directors (the “Board”) of Carrier Global Corporation (the “Company”) appointed Ms. Beril Yildiz as Vice President, Controller and Chief Accounting Officer, with Ms. Yildiz commencing employment with the Company on September 22, 2025 (the “Commencement Date”). As disclosed in a Current Report on Form 8-K filed by the Company on April 17, 2025, Mr. Patrick Goris has been serving as the interim Controller of the Company since May 2, 2025. Mr. Goris will cease serving as the interim Controller on the Commencement Date and will continue serving as the Senior Vice President and Chief Financial Officer.

Ms. Yildiz, age 47, was previously employed by International Flavors & Fragrances Inc. (NYSE: IFF), a global flavor, fragrance, food ingredient and health & biosciences company, as its Senior Vice President, Controller & Chief Accounting Officer from September 2022 to August 2025. Ms. Yildiz served as the Corporate Controller and Chief Accounting Officer of Revlon Inc. (OTC: REVRQ), a multinational cosmetics and personal care company, from September 2021 to September 2022, including as the Chief Financial Officer North America and Latin America from April 2022 to September 2022. She served in various positions with Colgate-Palmolive Company (NYSE: CL), a multinational consumer products company, from September 2018 through September 2021, including as Director of Financial Reporting, Technical Accounting and SOX Compliance and as the Controller, Asia Pacific Division, and also worked in various roles at PricewaterhouseCoopers, a multinational professional services company, in its New York, Istanbul and Houston offices from 2000 to 2018. Ms. Yildiz is a Certified Public Accountant with an Executive M.B.A. from Boğaziçi University.

In connection with Ms. Yildiz’s appointment as Vice President, Controller and Chief Accounting Officer, she will (i) receive an annual base salary of $500,000, (ii) participate in the Company’s Executive Annual Bonus Plan with an annual target amount of 60% of her base salary, and (iii) participate in the Company’s 2020 Long Term Incentive Plan, as amended (the “Plan”), with an annual target of $470,000, subject to the Plan’s terms and conditions.

Ms. Yildiz will receive a sign-on equity grant, with a value of $750,000, which will be awarded as 50% Restricted Stock Units and 50% Stock Appreciation Rights and will vest subject to Ms. Yildiz’s continued employment with the Company on the applicable vesting dates. Additionally, Ms. Yildiz will receive a cash sign-on award in the amount of $800,000.

Ms. Yildiz will be entitled to standard relocation expenses under the Company’s relocation policy.

Neither Ms. Yildiz, nor any of her immediate family members, is a party, either directly or indirectly, to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER GLOBAL CORPORATION
(Registrant)

Date: September 4, 2025	By:	/s/ Patrick Goris
Patrick Goris Senior Vice President and Chief Financial Officer